UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2009

ADAMS GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33978	75-2320087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Plano Pkwy, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 673-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2009, Adams Golf, Inc., a Delaware corporation (the “Company”), and Oliver G. Brewer, III, the Company’s President and Chief Executive Officer, entered into the Amendment to Executive Employment Agreement (the “Amendment”), pursuant to which certain terms of Mr. Brewer’s employment agreement with the Company, dated as of December 31, 2007 (the “Original Agreement”), were amended.

The Amendment extends the term of Mr. Brewer’s employment with the Company and Mr. Brewer’s eligibility to receive incentive payments pursuant to the Company’s long term incentive payments program from December 31, 2010 to December 31, 2012.

Annual Base Salary

The Original Agreement provides that Mr. Brewer’s annual base salary for the calendar year 2009 was to be $450,000.  In 2009, Mr. Brewer voluntarily agreed to reduce his annual base salary for that year to $360,000 beginning April 1, 2009 and subsequently agreed to another reduction to $300,000 beginning June 1, 2009.  Pursuant to the Amendment, Mr. Brewer’s base salary for the period commencing November 1, 2009 through December 31, 2009 will be $360,000.  Mr. Brewer’s annual base salary for the calendar years 2010, 2011 and 2012 will be equal to 0.475% of the Company’s trailing twelve month revenues and will be recalculated every six months, commencing July 1, 2010, using the Company’s trailing twelve month revenues.  The Company and Mr. Brewer have agreed that Mr. Brewer’s base salary commencing January 1, 2010 will begin at $360,000, and that in no event will Mr. Brewer’s annual base salary be less than $360,000 per year or more than $500,000 per year for each of the calendar years from 2010 through 2012.

Long Term Incentive Payment

The Original Agreement and the Amendment both provide that Mr. Brewer will be eligible for a one time, long term incentive payment at the conclusion of the term of such agreement, contingent upon the Company achieving certain cumulative EBITDA goals during the contract period.  The goals and amounts are the same under both the Original Agreement and the Amendment. However, the Amendment provides that the period for which the EBITDA goals will be evaluated will change from 2008 through 2010 to a revised period of 2010 through 2012.  The payment of the long term incentive, if any, will be made as soon as administratively feasible but not later than February 15, 2013.

Additional Equity Participation

In addition to the equity participation for which Mr. Brewer is eligible under the Original Agreement, the Amendment provides that Mr. Brewer will receive restricted shares of the Company’s common stock during the revised term of his employment as follows:  (i) 25,000 shares during 2010, which shares will vest half on the last trading day of June 2010 and the other half will vest on the second to last trading day of December 2010, (ii) 75,000 shares during 2011, which shares will vest half on the last trading day of June 2011 and the other half will vest on the second to last trading day of December 2011, (iii) 75,000 shares during 2012, which shares will vest half on the last trading day of June 2012 and the other half will vest on the second to last trading day of December 2012.

The foregoing description of the Amendment does not purport to be a complete statement of the parties' rights and obligations under the Amendment. The above description is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 1.01 of this Current Report, on November 3, 2009, the Company entered into the Amendment with Oliver G. Brewer, III, the Company’s President and Chief Executive Officer. See Item 1.01 of this Current Report. The information in Items 1.01 and 9.01 of this Current Report is incorporated in this Item 5.02 by reference.

Item 9.01                Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment to Executive Employment Agreement dated November 3, 2009, between Adams Golf, Inc. and Oliver G. (Chip) Brewer, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC

Date: November 6, 2009                                                       By:           /s/ Pamela J. High
Name:      Pamela J. High
Title:        Interim Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Amendment to Executive Employment Agreement dated November 3, 2009, between Adams Golf, Inc. and Oliver G. (Chip) Brewer, III.